UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2012

QR Energy, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35010	90-0613069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5 Houston Center

1401McKinney Street, Suite 2400

Houston, Texas 77010

(Address of principal executive office) (Zip Code)

(713) 452-2200

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 28, 2012, QRE Operating, LLC, a wholly owned subsidiary of QR Energy, LP (the “Partnership”), entered into and closed the transactions contemplated by a Purchase and Sale Agreement (the “Purchase Agreement”) with Quantum Resources A1, LP (“QRA”), QAB Carried WI, LP (“QAB”), QAC Carried WI, LP (“QAC”) and Black Diamond Resources, LLC (“Black Diamond,” and collectively with QRA, QAB and QAC, the “Sellers”), pursuant to which the Sellers agreed to transfer oil properties located in the Jay field in the Florida Gulf Coast area (the “Assets”) for approximately $145 million.

The transactions were financed with cash on hand and borrowings under the Partnership’s committed bank credit facility. The Purchase Agreement contains representations and warranties, covenants, indemnification provisions and adjustments that are typical for transactions of this nature.

The foregoing summary of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the Purchase Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference.

Entities controlled by affiliates of the Sellers own QRE GP, LLC, the general partner of the Partnership (the “General Partner”) and such entities own approximately 31.4% of our outstanding common and preferred units. Certain officers and directors of the Sellers or their affiliates serve as officers and/or directors of the General Partner.

Each of the Sellers is part of a group of entities formed for the purpose of acquiring oil and natural gas properties (the “Fund”). In connection with the initial public offering of the Partnership’s common units, the Fund and its affiliates contributed certain oil and natural gas properties to the Partnership. The Partnership is a party to an omnibus agreement with the Fund and its affiliates that governs the Partnership’s relationship with the Fund and its affiliates with respect to, among other items, business opportunities.

The Board of Directors of the General Partner approved the transactions described herein based on a recommendation from its conflicts committee, which consists entirely of directors meeting the New York Stock Exchange listing standards for independence. The conflicts committee retained independent legal and financial advisors to assist it in evaluating and negotiating the transaction.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 above with respect to the acquisition by the Partnership of the Assets from the Sellers pursuant to the Purchase Agreement is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On January 2, 2013, the Partnership issued a press release announcing the acquisition of the Assets from the Sellers and the Partnership’s intention to host an investor conference call to discuss the acquisition. A copy of the press release is furnished as Exhibit 99.1 hereto. A copy of the slide presentation to be presented in connection with the investor conference call is available on the Partnership’s Investor Relations website at http://ir.qrenergylp.com.

Information on the Partnership’s website is not incorporated by reference in this Form 8-K. The information being furnished pursuant to Item 7.01 of this Form 8-K and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Partnership will file the financial statements as required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The Partnership will file the financial statements as required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1*	Purchase and Sale Agreement, dated as of December 28, 2012, by and among QRE Operating, LLC and Quantum Resources A1, LP, QAB Carried WI, LP, QAC Carried WI, LP and Black Diamond Resources, LLC.

99.1	QR Energy, LP Press Release dated January 2, 2012.

*	Pursuant to the rules of the Securities and Exchange Commission, the remaining schedules and similar attachments to the agreement have not been filed herewith. The Partnership agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QR Energy, LP

By: QRE GP, LLC, its general partner

By:	/s/ Gregory S. Roden
Name: Gregory S. Roden
Title: Vice President and General Counsel

Dated: January 3, 2013